Calculation of Filing Fee Tables
S-8
AEVEX Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the AEVEX Corp. 2026 Omnibus Incentive Plan	Other	13,685,004	$ 25.48	$ 348,693,901.92	0.0001381	$ 48,154.63
Total Offering Amounts:						$ 348,693,901.92		$ 48,154.63
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 48,154.63
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of the Registrant's Class A common stock, par value $0.0001 per share (the "Common Stock"), which become issuable under the AEVEX Corp. 2026 Omnibus Incentive Plan ("2026 Omnibus Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock, as applicable. (2) The Amount Registered includes additional shares of Common Stock reserved for future issuance pursuant to the annual "evergreen increase" and for delivery with respect to awards issued under the 2026 Omnibus Plan, which include shares of Common Stock that may again become available for delivery with respect to awards under the 2026 Omnibus Plan pursuant to the share counting, share recycling and other terms and conditions of the 2026 Omnibus Plan. (3) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit of $25.48 per share represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 17, 2026, which date is within five business days prior to filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources